Exhibit 99.2

RP/HH Park Plaza, Limited Partnership

Consolidated Financial Statements

With Report of Independent Auditors

For the Period from June 2, 2011 (Date of Inception) through December 31, 2011

RP/HH Park Plaza, Limited Partnership

Index

December 31, 2011

Page(s)

Report of Independent Auditors	1

Consolidated Financial Statements

Statement of Financial Position	2

Statement of Operations	3

Statement of Changes in Partners’ Capital	4

Statement of Cash Flows	5–6

Notes to Financial Statements	7–12

Report of Independent Auditors

To the Partners of

RP/HH Park Plaza, Limited Partnership:

In our opinion, the accompanying consolidated statement of financial position and the related consolidated statements of operations, changes in partners’ capital and cash flows present fairly, in all material respects, the financial position of RP/HH Park Plaza, Limited Partnership and its subsidiary (the “Partnership”) at December 31, 2011, and the results of their operations and their cash flows for the period from June 2, 2011 (Date of Inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.   We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

July 3, 2012

RP/HH Park Plaza, Limited Partnership

Consolidated Statement of Financial Position

December 31, 2011

Assets
Investment in Hotel, net of accumulated depreciation of $2,086,785	$134,870,851
Cash and cash equivalents	16,258,643
Restricted cash	394,431
Accounts receivable, net	1,877,970
Prepaid expenses	489,185
Total assets	$153,891,080

Liabilities and Partners’ Capital
Below market lease liability	$1,200,778
Accounts payable and other liabilities	2,632,447
Accrued payroll and benefits	3,277,890
Asset retirement obligation	1,588,210
Accrued management fees	134,008
Deposits	983,433
Total liabilities	9,816,766
Partners’ capital	144,074,314
Total liabilities and partners’ capital	$153,891,080

The accompanying notes are an integral part of the consolidated financial statements.

RP/HH Park Plaza, Limited Partnership

Consolidated Statement of Operations

For the Period from June 2, 2011 (Date of Inception) through December 31, 2011

Revenues
Rooms	$29,258,279
Food and beverage	8,422,148
Rental income	640,058
Other income	1,379,832
Total revenues	39,700,317
Expenses
Property and operating	15,087,126
General and administrative	3,890,945
Sales and marketing	2,252,332
Utilities	1,874,495
Repairs and maintenance	2,320,310
Management fees	1,573,757
Property taxes and insurance	2,223,140
Acquisition costs	3,136,187
Depreciation	2,086,785
Accretion expense	66,572
Total expenses	34,511,649
Net income	$5,188,668

The accompanying notes are an integral part of the consolidated financial statements.

RP/HH Park Plaza, Limited Partnership

Consolidated Statement of Changes in Partners’ Capital

For the Period from June 2, 2011 (Date of Inception) through December 31, 2011

	RP Park	Park Plaza
	Plaza, L.L.C	Operating LP	Total
Balance at June 2, 2011	$—	$—	$—
Contribution	131,941,364	6,944,282	138,885,646
Net income	4,929,235	259,433	5,188,668
Balance at December 31, 2011	$136,870,599	$7,203,715	$144,074,314

The accompanying notes are an integral part of the consolidated financial statements.

RP/HH Park Plaza, Limited Partnership

Consolidated Statement of Cash Flows

For the Period from June 2, 2011 (Date of Inception) through December 31, 2011

Cash flows from operating activities
Net income	$5,188,668
Adjustments to reconcile net income to net cash provided by operating activities
Straight-line rent	(26,662)
Depreciation	2,086,785
Gain on involuntary conversion	(168,113)
Accretion	66,572
Amortization of below market lease liability	(99,403)
Changes in operating assets and liabilities
Accounts receivable	681,808
Prepaid expenses	385,159
Accounts payable and other liabilities	1,337,590
Accrued payroll and benefits	1,705,813
Accrued management fees	134,008
Deposits	(92,810)
Net cash provided by operating activities	11,199,415
Cash flows from investing activities
Restricted cash	(394,431)
Purchase of Hotel	(131,876,439)
Hotel improvements	(1,645,882)
Insurance proceeds from involuntary conversion	90,334
Net cash used in investing activities	(133,826,418)
Cash flows from financing activities
Capital contributions	138,885,646
Net cash provided by financing activities	138,885,646
Net change in cash and cash equivalents	16,258,643
Cash and cash equivalents
Beginning of period	—
End of period	$16,258,643
Supplemental disclosure of noncash investing activities
Hotel improvements included in accounts payable and other liabilities	$157,196
Insurance Proceeds from involuntary conversion included in accounts receivable	$192,429
Noncash write-off of water damaged investment in Hotel assets	$(114,650)

The accompanying notes are an integral part of the consolidated financial statements.

RP/HH Park Plaza, Limited Partnership

Consolidated Statement of Cash Flows (continued)

For the Period from June 2, 2011 (Date of Inception) through December 31, 2011

Supplemental disclosure of cash flows from investing activities
Investment in Hotel:
Investment in Hotel	$135,269,208
Accounts receivable	2,340,687
Prepaid expenses	874,344
Accounts payable and other liabilities	(1,137,661)
Accrued payroll and benefits	(1,572,077)
Asset retirement obligation	(1,521,638)
Deposits	(1,076,243)
Below market lease liability	(1,300,181)
$131,876,439

The accompanying notes are an integral part of the consolidated financial statements.

RP/HH Park Plaza, Limited Partnership

Notes to Financial Statements

December 31, 2011

1.                                  Organization

RP/HH Park Plaza Limited Partnership (the “Partnership”) was formed by RP Park Plaza, L.L.C. and Park Plaza Operating LP with, respectively, 95% and 5% ownership interests, on June 2, 2011, for the purpose of acquiring, owning and operating the 640-room Boston Park Plaza Hotel (the “Hotel”) located in Boston, Massachusetts.  The Hotel was purchased on June 2, 2011 and includes approximately 19,000 square feet of retail space leased to third parties.  In addition, as part of the purchase transaction the owner and the former owner entered into a lease whereby the former owner leases 2 suites in the Hotel until 2031.

The Partnership owns 100% of RP/D. Saunders, Limited Partnership Series Hotel (the “Owner’’) which has a 100% interest in the Hotel.  The Hotel is managed by Highgate Hotels, L.P., an affiliate of Park Plaza Operating LP.

2.                                  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the financial statements of the Partnership and its subsidiary which is consolidated under the voting interest model.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Investment in Hotel

The Hotel is recorded at cost and is depreciated using the straight-line method over its estimated useful life of 40 years.  Furniture, fixtures and equipment are depreciated using the straight-line method over an estimated useful life of 5 years.

The acquisition of the Hotel on June 2, 2011 consisted of land, building, and furniture, fixtures and equipment, operating assets and liabilities, and intangible liabilities consisting of below market leases.  The Partnership also assumed an asset retirement obligation in conjunction with the acquisition of the Hotel for future remediation of contained asbestos (see Note 7 - Commitments and Contingencies).  As the remediation of the contained asbestos would be an improvement to the structure of the Hotel, the asset retirement obligation was capitalized to Building for depreciation purposes.  The purchase price is allocated among the assets acquired and liabilities assumed based on their respective values determined in accordance with authoritative guidance.  Management utilized an independent appraiser to assist in determining the fair value of each of the acquired tangible and intangible assets and liabilities.  The allocation of the original purchase price to the acquired tangible and intangible assets and liabilities was as follows:

Land	$25,165,000
Building	106,218,208
Furniture, fixtures and equipment	3,886,000
Below market leases	(1,300,181)
Asset retirement obligation	(1,521,638)
$132,447,389

RP/HH Park Plaza, Limited Partnership

Notes to Financial Statements

December 31, 2011

The Partnership periodically reviews the carrying value of the Hotel to determine if circumstances exist indicating that the carrying value cannot be recovered based on estimated future undiscounted cash flows, without interest charges,  or that the depreciation periods should be modified.  If management determines that the carrying value cannot be recovered based on estimated future undiscounted cash flows, without interest charges, over the shorter of the Hotel’s estimated useful life or the expected holding period, an impairment loss would be recorded based on the estimated fair value of the Hotel.  No impairment loss with respect to the carrying value of the Hotel has been recorded in 2011.

Maintenance and repairs are charged to operations as incurred.  Major renewals and betterments are capitalized.  Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the related gain or loss is included in operations.

The Partnership capitalizes certain costs, such as property taxes and property insurance related to major renovations and redevelopments.  The Partnership ceases capitalizing these costs when construction is substantially complete.  No such costs were capitalized in 2011 as the Hotel was not under construction or redevelopment.

Involuntary Conversion

During 2011, the Partnership sustained water damage to the Hotel resulting in a reported gain on involuntary conversion in the amount of $168,113 included in other revenue in the accompanying consolidated statement of operations.  This gain consisted of a $114,650 write-off of the damaged Investment in Hotel assets, which was offset by insurance recoveries of $282,763, of which $192,429 was received in 2012 based on the final negotiated settlements with the Partnership’s insurance companies,  net of the claim deductible of $25,000.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents.

Restricted Cash

Restricted cash consists of an escrow account for capital expenditures as required by the management agreement.

Accounts Receivable

Accounts receivable consist of amounts due from guests or groups for rooms and services provided by the Hotel.  The Partnership maintains an allowance for doubtful accounts for estimated losses on uncollectible accounts receivable, if necessary.  At December 31, 2011, there was no allowance for doubtful accounts.

Asset Retirement Obligation

The fair value of the asset retirement obligation discussed in Note 7 was recorded as a liability on a discounted basis in conjunction with the acquisition of the Hotel on June 2, 2011, with an offsetting amount recorded as an addition to Investment in Hotel.  The increase in the present value of the liability is reported as accretion expense over the estimated useful life of the Hotel ($66,572 in 2011).

RP/HH Park Plaza, Limited Partnership

Notes to Financial Statements

December 31, 2011

Prepaid Expenses

Prepaid expenses primarily consist of advertising, insurance, contracts and licenses paid in advance.  Prepaid insurance, contracts and licenses are amortized over the related term of the respective agreements.  Other assets consist of hotel inventory.  Inventory, primarily consisting of food and beverages, is accounted for using the first-in, first-out method and is stated at the lower of cost or market.

Deposits

Deposits represent amounts received from guests to reserve rooms or services in advance and are recorded as revenue as the related rooms are utilized or services are performed.

Revenue Recognition

Rooms and food and beverage revenues are recognized as earned when rooms are occupied and as services are performed.  Rental income on retail space is recognized as income using the straight line method over the term of the lease agreement.  Rental income earned in excess of rental payments received is recorded as deferred rent receivable.  Other income is recognized as earned and consists primarily of telephone, internet, movies, cancelation fees, interest income and other miscellaneous fees and services.

Advertising and Promotion costs

The costs of advertising, promotional, sales and marketing programs are charged to operations in the period incurred and are included as sales and marketing expenses in the accompanying consolidated statement of operations.  Advertising, promotional, sales and marketing costs totaled $2.25 million for the period ended December 31, 2011.

Acquisition Costs

During the period ended December 31, 2011, the Partnership incurred $3.1 million of acquisition costs which were related to the purchase of the Hotel.  Acquisition costs are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses recognized during the reporting period.  Actual results could differ from those estimates.

Concentration of Credit Risk

The Partnership maintains cash and cash equivalents in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation.  Management does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

Allocation of Income or Loss

The Partnership’s net income or loss is allocated among the partners in proportion to their ownership interest, pursuant to the terms of the partnership agreement.

Income Taxes

The Partnership is a limited partnership and is not subject to federal and state income taxes. However, it must file informational tax returns and all taxable income or loss flows through to the partners in their individual tax returns.

RP/HH Park Plaza, Limited Partnership

Notes to Financial Statements

December 31, 2011

In accordance with authoritative guidance on accounting for and disclosure of uncertainty in tax positions, the Partnership is required to determine whether a tax position for the period ended December 31, 2011, is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  For tax positions meeting the more likely than not threshold, the tax liability recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.

No amounts have been accrued for uncertain tax positions as of December 31, 2011.  However, management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based on ongoing analyses of tax laws, regulations, and interpretations thereof and other factors.  The Partnership does not have any unrecognized tax benefits as of December 31, 2011 and does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.  Additionally, no interest or penalty related to uncertain taxes has been recognized in the accompanying consolidated financial statements.

The Partnership files tax returns as prescribed by the tax laws of the jurisdictions in which it operates.  In the normal course of business, the Partnership is subject to examination by federal, state and local jurisdictions, where applicable.  As of December 31, 2011, the tax years that remain subject to examination by the major tax jurisdiction under the statute of limitations is from the year 2011 forward.

3.                                 Investment in Hotel

Investment in Hotel at December 31, 2011 consists of the following:

Land	$25,165,000
Building	106,218,208
Furniture, fixtures and equipment	5,574,428
136,957,636
Less: Accumulated depreciation	(2,086,785)
Investment in Hotel, net	$134,870,851

RP/HH Park Plaza, Limited Partnership

Notes to Financial Statements

December 31, 2011

4.                                 Leases

The Partnership leases retail space in the Hotel to certain merchants and leases two hotel suites to the former owner of the Hotel.  The leases are accounted for as operating leases under the authoritative guidance for leases and the retail leases have scheduled rent increases throughout the lease terms.  The retail leases have expiration dates ranging from 2012 to 2016 and the lease for the hotel suites expires in 2031.  Rental income earned from these leases for the period ended December 31, 2011 totaled $540,655, of which $26,662 was attributable to the straight line rent adjustment.  At December 31, 2011 the future minimum lease payments to be received by the Partnership on the operating leases were:

Years ending December 31,
2012	$578,873
2013	576,475
2014	571,561
2015	454,416
2016	160,720
$2,342,045

5.                                 Below Market Lease Liability

The value of the below market leases is recorded separately on the consolidated balance sheet and amortized to rental income on a straight-line basis over the remaining noncancelable term of the leases.  The underlying leases which generated the below market lease liability mature between 2015 and 2031 and relate to two retail leases and the lease for two suites in the Hotel which are leased by the former owner of the Hotel.  Amortization of the below market lease liability was $99,403 during 2011.  Estimated amortization of the related intangible liability for the next five years and thereafter as of December 31, 2011 is as follows:

2012	$167,906
2013	167,906
2014	167,906
2015	129,912
2016	47,986
Thereafter	519,162
$1,200,778

6.                                 Related Party Transactions

The Hotel is managed by an entity related to one of its partners.  The hotel management agreement provides for a management fee equal to 4% of gross receipts, as defined by the agreement.  The fee is payable monthly.  The agreement expires June 2, 2022 with two automatic extensions of five years.  The agreement can be terminated without payment of a fee for failure to perform, sale of the Hotel, or an event of default.

Management fees of $1,573,757 were incurred for the period ended December 31, 2011, of which $134,008 was accrued as of December 31, 2011.

RP/HH Park Plaza, Limited Partnership

Notes to Financial Statements

December 31, 2011

A development management fee is to be paid at a rate of 4% of capital improvements made to the Hotel, as defined by the agreement.  Development management fees of $36,032 were incurred and capitalized during the period ended December 31, 2011, of which $8,599 was accrued as of December 31, 2011 and included in accounts payable and other liabilities on the consolidated statement of financial position.

7.                                 Commitments and Contingencies

The Partnership is subject to environmental regulations related to the ownership, management, development and acquisition of real estate.  The Partnership determined at the time of acquisition that the building contained asbestos, but that the asbestos is sufficiently contained.  The Partnership recorded a liability at acquisition of $1,521,638 which is the present value of the estimated future cost to treat the asbestos of $16,084,194.  The liability will be accreted over 32 years, the estimated weighted-average life of the liability, to arrive at the estimated future cost. Accretion expense of $66,572 was recorded during the period ended December 31, 2011.  The Partnership is not aware of any other environmental conditions that are likely to have a material adverse effect on its financial condition.

From time to time, the Partnership may be involved as a party in various legal proceedings,  both as plaintiff and defendant.  Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters.  As of the date of the financial statements, there were no threatened or pending legal matters of which management was aware which would, in the opinion of management and legal counsel, have a material impact on the Partnership’s results of operations, financial position or cash flows.

8.                                 Subsequent Events

The Partnership has performed an evaluation of subsequent events through July 3, 2012 (which is the date the financial statements were available to be issued) and the results of this evaluation are appropriately reflected in these consolidated financial statements.